Exhibit 99.1

191 Mason Street
Greenwich, CT 06830
t203.629.9595
associated-capital-group.com

For Immediate Release:

Associated Capital Group Today Announces the Successful $175 million Offering of its Consumer focused
PMV Consumer Acquisition Corp.

Greenwich, Connecticut, September 22, 2020 - Associated Capital (NYSE:AC) announced today the $175 million initial public offering of its special purpose acquisition corporation, PMV Consumer Acquisition Corp. (NYSE:PMVC).

PMV Consumer Acquisition Corp. was created to pursue an initial business combination following the consumer globally with companies having an enterprise valuation in the range of $200 million to $3.5 billion. With ongoing portfolio realignment in the consumer sector, we believe that a number of large consumer companies intend to pursue strategies to increase focus and resource allocation on fewer core brands. We believe these activities may result in attractive potential business combination targets becoming available. Further, we believe that PMV’s structure and deep experience in corporate mergers and acquisitions and financial engineering positions the company as an attractive partner in such a transaction.

This investment is part of Associated Capital’s three pronged approach to direct investing which includes its “fund-less” private equity vehicle, Gabelli Private Equity Partners, Gabelli Principal Strategies (“GPS”) which was organized to invest in the capital structure of small and mid-sized companies.  PMV Consumer Acquisition is Associated Capital Group’s second launch of a SPAC and follows the template established for other affiliated SPAC’s from the Gabelli Group of companies.

Sponsor Investment

Associated Capital along with the PMVC operating management, partners and advisors invested in the Sponsor to fund the SPAC’s initial public offering.

Opportunity in Consumer

PMVC may pursue an acquisition in a variety consumer related and consumer adjacent industries including, without limiting its scope, businesses that facilitate the development, manufacturing, distribution, marketing, and selling of products and services targeted at end consumers globally. This focus includes the technology, infrastructure, and supply chain components that enable such consumption but is not limited to the mouths and eyeballs of the global addressable market. This universe may encompass various Standard Industrial Classification (SIC) Codes. We include targets that can serve as a platform for future add-on acquisitions with the goal of becoming an integrated provider offering a broad range of products or services across the consumer market.

191 Mason Street
Greenwich, CT 06830
t203.629.9595
associated-capital-group.com

We believe the backgrounds of our management team bring relationships and contacts of various affiliates and provide us with the ability to source targets. We believe consumer oriented companies possess several attractive qualities for investors including: predictable and, in some cases, recurring revenue, resilient free cash flow generation through market cycles; pricing power driven by brand equity, innovation, and premiumization opportunities; and the ability to leverage fixed costs to profitably scale both organically and inorganically.

In addition to these broad benefits, we have also identified a number of trends in consumer and consumer adjacent sectors that we believe our management team is particularly well-suited to capitalize on:

➤ Global demographic shifts.    Global birth rates, particularly in more affluent, developed markets, have been steadily declining over time and the overall global population is expected to age meaningfully over the next several decades. By 2050, the United Nations estimates one in six people in the world will be over 65 years old. At the same time, the world’s population is expected to grow from 7.7 billion people today to 9.7 billion by 2050. This growth will be primarily driven by expanding populations in developing markets, and it will occur predominantly in urban areas where incomes are rising. The Brookings Institute estimates that the number of middle-class consumers (per capita incomes between $10 and $100 per person, per day) will grow from approximately 3 billion today to nearly 6 billion globally over the next ten years and their combined purchasing power will grow by nearly $30 trillion.

We expect these demographic shifts will drive additional spending on food and beverage, household and personal care, and media and entertainment products and services. We also expect additional demand for the services, technology, materials and ingredients, and equipment required to manufacture, market, distribute, and sell these products and services. At the same time, we expect the mix of consumer spending to shift to products and services more tailored to an aging population.

We believe that identifying an effective path to participate in these demographic trends will be a key driver of success for consumer companies in the future. Our management team has deep experience operating and investing in businesses on a global basis. We believe this expertise may provide opportunities to identify potential acquisition targets as well as opportunities to expand an existing business to a new group of consumers.

➤ An accelerating shift to digital and omnichannel.    Consumers are increasingly shifting from traditional brick-and-mortar retail channels to omnichannel and digital consumption and purchasing. Marketing and media consumption are occurring across a larger variety of mediums, and mobile devices are growing in importance. As a result of these shifts, we believe that supply chains, manufacturing, distribution, marketing and selling practices will become increasingly complex and that consumers will demand increasing levels of customization in the products and services they buy. Our management team has built and operated sophisticated sourcing and manufacturing infrastructure and successfully implemented digitally enabled selling and marketing strategies targeting consumers across a variety of markets and points of sale.

191 Mason Street
Greenwich, CT 06830
t203.629.9595
associated-capital-group.com

➤ Consumer focus on brand and company values.    If communicating with and selling to the digitally enabled consumer has been the challenge of the past decade, we believe that reaching the values-focused consumer will be the task of the next. While values can take many forms—environmental stewardship, social and economic equality, promotion of healthy lifestyles, ethical sourcing of ingredients and labor, among others—we believe consumers are increasingly seeking products that align with their core values. Our management and sponsor have extensive experience both as stewards of purpose driven brands with well-defined core values as well as identifying and investing in businesses that promote environmentally and socially conscious practices.

➤ Function, nutrition, and quality as key differentiators.    Whether in the form of innovative or convenient packaging, an improved nutritional or ingredient profile, or a higher standard of safety and quality, we believe that consumers are increasingly choosing products that provide functional benefits over those that do not. We further believe that the current COVID-19 global health crisis may drive increased consumer focus on health, wellness and nutrition. Our management team has successfully operated businesses in industries with the highest standards for functionality, nutrition, safety and quality and consistently delivered value-accretive innovation in those areas.

Notwithstanding the foregoing, the past performance of our management team and their affiliates is not a guarantee that we will be able to identify a suitable candidate for our initial business combination or of success with respect to any business combination we may consummate. You should not rely on the historical record or past performance of our management team or the businesses with which they are or have been associated as indicative of our future performance.

There is no assurance that the SPAC will be successful in completing a business combination or that any business combination will be successful.

About Associated Capital Group, Inc.

Associated Capital Group, Inc. (NYSE:AC), based in Greenwich Connecticut, is a diversified global financial services company that provides alternative investment management through Gabelli & Company Investment Advisers, Inc. (“GCIA” f/k/a Gabelli Securities, Inc.). Associated Capital launched direct activities in August 2017 along three core pillars; Gabelli Private Equity Partners, LLC (“GPEP”), with $150 million of authorized capital as a “fund-less” sponsor;  Gabelli Special Purpose Acquisition Vehicles (“SPAC”); and Gabelli Principal Strategies Group, LLC. (“GPS”) formed to pursue strategic operating initiatives.  Our Direct Investing efforts are organized to invest in various ways, including growth capital, leveraged buyouts and restructurings, with an emphasis on small and mid-sized companies in the United States.  Our investment sourcing is across a variety channels including direct owners, private equity funds, classic agents, and corporate carve outs. The Company’s direct investing vehicles allow us to acquire companies and create long-term value with no pre-determined exit timetable.

191 Mason Street
Greenwich, CT 06830
t203.629.9595
associated-capital-group.com

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

Our disclosure and analysis in this press release, which do not present historical information, contain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements convey our current expectations or forecasts of future events. You can identify these statements because they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning. They also appear in any discussion of future operating or financial performance. In particular, these include statements relating to future actions, future performance of our products, expenses, the outcome of any legal proceedings, and financial results. Although we believe that we are basing our expectations and beliefs on reasonable assumptions within the bounds of what we currently know about our business and operations, the economy and other conditions, there can be no assurance that our actual results will not differ materially from what we expect or believe. Therefore, you should proceed with caution in relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance.

Forward-looking statements involve a number of known and unknown risks, uncertainties and other important factors, some of which are listed below, that are difficult to predict and could cause actual results and outcomes to differ materially from any future results or outcomes expressed or implied by such forward-looking statements.  Some of the factors that could cause our actual results to differ from our expectations or beliefs include a decline in the securities markets that adversely affect our assets under management, negative performance of our products, the failure to perform as required under our investment management agreements, and a general downturn in the economy that negatively impacts our operations. We also direct your attention to the more specific discussions of these and other risks, uncertainties and other important factors contained in our Form 10 and other public filings. Other factors that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We do not undertake to update publicly any forward-looking statements if we subsequently learn that we are unlikely to achieve our expectations whether as a result of new information, future developments or otherwise, except as may be required by law.